FOR IMMEDIATE RELEASE:

NVIDIA Announces Financial Results for Third Quarter Fiscal 2016

•	Record revenue of $1.305 billion, up 7 percent from a year ago, up 13 percent sequentially

•	GAAP operating income of $245 million, up 15 percent from a year ago

•	Quarterly cash dividend raised 18 percent to $0.115 per share. Company to return $1 billion to shareholders in fiscal 2017
SANTA CLARA, Calif.-Nov. 5, 2015-NVIDIA (NASDAQ: NVDA) today reported record revenue for the third quarter ended October 25, 2015, of $1.305 billion, up 7 percent from $1.225 billion a year earlier, and up 13 percent from $1.153 billion in the previous quarter.
GAAP earnings per diluted share for the quarter were $0.44, up 42 percent from $0.31 a year earlier and up from $0.05 in the previous quarter. Non-GAAP earnings per diluted share were $0.46, up 18 percent from $0.39 a year earlier, and up 35 percent from $0.34 in the previous quarter.

“Our record revenue highlights NVIDIA’s position at the center of forces that are reshaping our industry,” said Jen-Hsun Huang, co-founder and chief executive officer, NVIDIA. “Virtual reality, deep learning, cloud computing and autonomous driving are developing with incredible speed, and we are playing an important role in all of them.

“We continue to make great headway in our strategy of creating specialized visual computing platforms targeted at important growth markets. The opportunities ahead of us have never been more promising,” he said.

Capital Return
During the third quarter, NVIDIA paid $53 million in cash dividends and received an additional 4.6 million shares at the close of the accelerated share repurchase agreement that it had entered into in the previous quarter. As a result, the company has returned an aggregate of $604 million to shareholders in the first nine months of the fiscal year. The company intends to return $800 million to shareholders in fiscal 2016.

For fiscal 2017, NVIDIA intends to return approximately $1.0 billion to shareholders through ongoing quarterly cash dividends and share repurchases.

The company announced an 18 percent increase in its quarterly cash dividend to $0.115 per share from $0.0975 per share. NVIDIA will pay this next quarterly cash dividend on December 14, 2015, to all shareholders of record on November 20, 2015.

GAAP Quarterly Financial Comparison
($ in millions except earnings per share)	Q3 FY16	Q2 FY16	Q3 FY15	Q/Q	Y/Y
Revenue	$1,305	$1,153	$1,225	up 13%	up 7%
Gross margin	56.3%	55.0%	55.2%	up 130 bps	up 110 bps
Operating expenses	$489	$558	$463	down 12%	up 6%
Operating income	$245	$76	$213	up 222%	up 15%
Net income	$246	$26	$173	up 846%	up 42%
Diluted earnings per share	$0.44	$0.05	$0.31	up 780%	up 42%

Non-GAAP Quarterly Financial Comparison
($ in millions except earnings per share)	Q3 FY16	Q2 FY16	Q3 FY15	Q/Q	Y/Y
Revenue	$1,305	$1,153	$1,225	up 13%	up 7%
Gross margin	56.5%	56.6%	55.5%	down 10 bps	up 100 bps
Operating expenses	$430	$421	$415	up 2%	up 4%
Operating income	$308	$231	$264	up 33%	up 17%
Net income	$255	$190	$220	up 34%	up 16%
Diluted earnings per share	$0.46	$0.34	$0.39	up 35%	up 18%

NVIDIA’s outlook for the fourth quarter of fiscal 2016 is as follows:

•	Revenue is expected to be $1.30 billion, plus or minus two percent.

•	GAAP and non-GAAP gross margins are expected to be 56.7 percent and 57.0 percent, respectively, plus or minus 50 basis points.

•	GAAP operating expenses are expected to be approximately $503 million. Non-GAAP operating expenses are expected to be approximately $445 million.

•	GAAP and non-GAAP tax rates for the fourth quarter of fiscal 2016 are expected to be 20 percent, plus or minus one percent.

•	The above GAAP outlook amounts exclude restructuring charges, which are expected to be in the range of $25 million to $35 million, in the fourth quarter of fiscal 2016.

•	Capital expenditures are expected to be approximately $20 million to $30 million.

Third Quarter Fiscal 2016 Highlights
During the third quarter, NVIDIA achieved progress in each of its platforms.

Gaming:

•	Introduced the GeForce® GTX 950 GPU, designed to play the latest games with processing power that rivals any console.

•	Introduced NVIDIA GameWorks™ VR, a software development kit for creating gaming experiences on virtual reality-ready desktops and notebooks.

•	Launched GeForce NOW™, allowing players to instantly stream titles from the cloud to their SHIELD device.

•	Extended SHIELD™ Android TV into key European markets.

Professional Visualization:

•	Enabled professional designers to bring virtual reality to applications, with the launch of NVIDIA DesignWorks™ VR.

Datacenter:

•	Unveiled the next generation of its virtualized graphics platform, NVIDIA GRID™ 2.0, which delivers even the most graphics-intensive applications to any connected device.

•	Announced that Microsoft Azure will be the first cloud-services provider to offer GRID 2.0 capabilities, as well as accelerated computing.

•	Revealed that the Swiss Federal Office of Meteorology and Climatology is the first major national weather service to use a GPU-accelerated supercomputer to improve daily forecasts.

Auto:

•	Featured in new production vehicles and concept cars with NVIDIA-powered digital cockpits from Mercedes-Benz, Audi, Porsche, Bentley and Honda at the International Auto Show in Frankfurt.

•	Furthered its partnership with Tesla Motors, which introduced the Model X, equipped with an NVIDIA-powered infotainment system and digital instrument cluster.

CFO Commentary
Commentary on the quarter by Colette Kress, NVIDIA’s executive vice president and chief financial officer, is available at http://investor.nvidia.com/.

Conference Call and Webcast Information
NVIDIA will conduct a conference call with analysts and investors to discuss its third quarter fiscal 2016 financial results and current financial prospects today at 2 p.m. Pacific Time (5 p.m. Eastern Time). To listen to the conference call, dial (303) 223-2699; no password is required. A live webcast (listen-only mode) of the conference call will be accessible at NVIDIA’s investor relations website, http://investor.nvidia.com, and at www.streetevents.com. The webcast will be recorded and available for replay until the company’s conference call to discuss its financial results for its fourth quarter and fiscal 2016.

Non-GAAP Measures
To supplement NVIDIA’s Condensed Consolidated Statements of Income and Condensed Consolidated Balance Sheets presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP other income (expense), net, non-GAAP income tax expense, non-GAAP net income, non-GAAP net income, or earnings, per diluted share, non-GAAP diluted shares, and free cash flow. In order for NVIDIA’s investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation, product warranty charge, acquisition-related costs, restructuring and other charges, gains and losses from non-affiliated investments, interest expense related to amortization of debt discount, and the associated tax impact of these items, where applicable. Weighted average shares used in the non-GAAP diluted net income per share computation includes the anti-dilution impact of the company’s Note Hedge. Free cash flow is calculated as GAAP net cash provided by operating activities less purchases of property and equipment and intangible assets. NVIDIA believes the presentation of its non-GAAP financial measures enhances the user’s overall understanding of the company’s historical financial performance. The presentation of the company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and its non-GAAP measures may be different from non-GAAP measures used by other companies.

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About NVIDIA
Since 1993, NVIDIA (NASDAQ: NVDA) has pioneered the art and science of visual computing. The company’s technologies are transforming a world of displays into a world of interactive discovery - for everyone from gamers to scientists, and consumers to enterprise customers. More information at http://nvidianews.nvidia.com and http://blogs.nvidia.com.

###

For further information, contact:

Arnab Chanda	Robert Sherbin
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
(408) 566-6616	(408) 566-5150
achanda@nvidia.com	rsherbin@nvidia.com

Certain statements in this press release including, but not limited to statements as to: the company’s position and role in virtual reality, deep learning, cloud computing and autonomous driving; the company making great headway in its strategy; the company’s next quarterly cash dividend; the company’s intended fiscal 2016 and 2017 capital returns; the company’s financial outlook for the fourth quarter of fiscal 2016; the company’s tax rates for the fourth quarter of fiscal 2016; and Microsoft Azure’s offering of GRID 2.0 capabilities and accelerated computing are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners’ products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the reports NVIDIA files with the Securities and Exchange Commission, or SEC, including its Form 10-Q for the fiscal period ended July 26, 2015. Copies of reports filed with the SEC are posted on the company’s website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

© 2015 NVIDIA Corporation. All rights reserved. NVIDIA, the NVIDIA logo, GeForce, GeForce NOW, NVIDIA DesignWorks, NVIDIA GameWorks, NVIDIA GRID, and SHIELD are trademarks and/or registered trademarks of NVIDIA Corporation in the U.S. and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 25,	October 26,	October 25,	October 26,
	2015	2014	2015	2014

Revenue	$1,305	$1,225	$3,609	$3,431
Cost of revenue	571	549	1,589	1,531
Gross profit	734	676	2,020	1,900
Operating expenses
Research and development	329	340	987	1,011
Sales, general and administrative	152	123	441	361
Restructuring and other charges	8	—	97	—
Total operating expenses	489	463	1,525	1,372
Operating income	245	213	495	528
Interest income	9	7	28	20
Interest expense	(12)	(11)	(35)	(35)
Other income, net	3	—	1	14
Income before income tax expense	245	209	489	527
Income tax expense (benefit)	(1)	36	83	90
Net income	$246	$173	$406	$437

Net income per share:
Basic	$0.45	$0.32	$0.75	$0.79
Diluted	$0.44	$0.31	$0.72	$0.77

Weighted average shares used in per share computation:
Basic	542	548	544	555
Diluted	565	558	563	566

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	October 25,	January 25,
	2015	2015
ASSETS

Current assets:
Cash, cash equivalents and marketable securities	$4,728	$4,623
Accounts receivable, net	536	474
Inventories	425	483
Prepaid expenses and other current assets	145	133
Total current assets	5,834	5,713

Property and equipment, net	477	557
Goodwill	618	618
Intangible assets, net	172	222
Other assets	73	91
Total assets	$7,174	$7,201

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$295	$293
Accrued and other current liabilities	560	603
Total current liabilities	855	896

Long-term debt	1,406	1,384
Other long-term liabilities	437	489
Capital lease obligations, long-term	11	14
Shareholders' equity	4,465	4,418
Total liabilities and shareholders' equity	$7,174	$7,201

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	October 25,	July 26,	October 26,	October 25,	October 26,
	2015	2015	2014	2015	2014

GAAP gross profit	$734	$634	$676	$2,020	$1,900
GAAP gross margin	56.3%	55.0%	55.2%	56.0%	55.4%
Stock-based compensation expense included in cost of revenue (A)	4	3	4	10	8
Product warranty charge (B)	—	15	—	15	—
Non-GAAP gross profit	$738	$652	$680	$2,045	$1,908
Non-GAAP gross margin	56.5%	56.6%	55.5%	56.7%	55.6%

GAAP operating expenses	$489	$558	$463	$1,525	$1,372
Stock-based compensation expense included in operating expense (A)	(47)	(44)	(38)	(134)	(107)
Acquisition-related costs (C)	(4)	(4)	(10)	(18)	(28)
Restructuring and other charges	(8)	(89)	—	(97)	—
Non-GAAP operating expenses	$430	$421	$415	$1,276	$1,237

GAAP operating income	$245	$76	$213	$495	$528
Total impact of non-GAAP adjustments to operating income	63	155	51	274	143
Non-GAAP operating income	$308	$231	$264	$769	$671

GAAP other income (expense), net	$—	$(4)	$(4)	$(6)	$(1)
Gains from non-affiliated investments	(4)	—	—	(4)	(14)
Interest expense related to amortization of debt discount	7	7	7	21	21
Non-GAAP other income, net	$3	$3	$3	$11	$6

GAAP net income	$246	$26	$173	$406	$437
Total pre-tax impact of non-GAAP adjustments	66	163	58	291	150
Income tax impact of non-GAAP adjustments	(57)	1	(11)	(65)	(27)
Non-GAAP net income	$255	$190	$220	$632	$560

	Three Months Ended			Nine Months Ended
	October 25,	July 26,	October 26,	October 25,	October 26,
	2015	2015	2014	2015	2014
Diluted net income per share
GAAP	$0.44	$0.05	$0.31	$0.72	$0.77
Non-GAAP	$0.46	$0.34	$0.39	$1.13	$0.99

Weighted average shares used in diluted net income per share computation
GAAP	565	556	558	563	566
Anti-dilution impact from note hedge (D)	(10)	(4)	—	(6)	—
Non-GAAP	555	552	558	557	566

Metrics:
GAAP net cash provided by operating activities	$255	$163	$216	$664	$463
Purchase of property and equipment and intangible assets	(16)	(24)	(40)	(71)	(91)
Free cash flow	$239	$139	$176	$593	$372

(A) Excludes stock-based compensation as follows:
	Three Months Ended			Nine Months Ended
	October 25,	July 26,	October 26,	October 25,	October 26,
	2015	2015	2014	2015	2014
Cost of revenue	$4	$3	$4	$10	$8
Research and development	$28	$27	$22	$82	$65
Sales, general and administrative	$19	$17	$16	$53	$42

(B) Represents warranty charge associated with product recall.

(C) Consists of amortization of acquisition-related intangible assets, transaction costs, compensation charges, and other credits related to acquisitions.

(D) Represents the number of shares that would be delivered upon conversion of the currently outstanding 1.00% Convertible Senior Notes Due 2018. Under GAAP, shares delivered in hedge transactions are not considered offsetting shares in the fully diluted share calculation until actually delivered.

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Q4 FY2016 Outlook
GAAP gross margin	56.7%
Impact of stock-based compensation	0.3%
Non-GAAP gross margin	57.0%

Q4 FY2016 Outlook
(In millions)

GAAP operating expenses	$503
Stock-based compensation expense and acquisition-related costs	(58)
Non-GAAP operating expenses	$445